PRICING SUPPLEMENT NO. 1465BF Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-162195 Dated March 9, 2012 Deutsche Bank AG Airbag Yield Optimization Notes

$4,496,000 Deutsche Bank AG Notes linked to the common stock of Genworth Financial, Inc. due September 14, 2012

$2,456,000 Deutsche Bank AG Notes linked to the common stock of NVIDIA Corporation due September 14, 2012

$5,053,000 Deutsche Bank AG Notes linked to the common stock of McDermott International, Inc. due September 14, 2012

$1,045,000 Deutsche Bank AG Notes linked to the common stock of Kinross Gold Corporation due September 14, 2012

$5,246,000 Deutsche Bank AG Notes linked to the common stock of Baker Hughes Incorporated due September 14, 2012

Investment Description

Airbag Yield Optimization Notes (the “Notes“) are unsubordinated and unsecured obligations of Deutsche Bank AG, London Branch (the “Issuer“) with returns linked to the performance of the common stock of a specific company described herein (each, a “Reference Underlying“). Each Note will have a face amount (the “Face Amount“) equal to $1,000. On a monthly basis, Deutsche Bank AG will pay you a coupon (a “Coupon Payment“) regardless of the performance of the Reference Underlying. At maturity, Deutsche Bank AG will either pay you the Face Amount per Note or, if the Closing Price of the Reference Underlying on the Final Valuation Date is below the specified Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying per Note equal to the Face Amount per Note divided by the Conversion Price (the “Share Delivery Amount”), which will have a value of less than the Face Amount per Note. Investing in the Notes involves significant risks. You may lose some or all of your initial investment. In exchange for receiving the Coupon Payments on the Notes, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes. Generally, the higher the Coupon Rate on a Note, the greater the risk of loss on that Note. The contingent repayment of your initial investment applies only if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment, is subject to the creditworthiness of the Issuer. If the Issuer were to default on its payment obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

Features

❑

Income: Regardless of the performance of the Reference Underlying, Deutsche Bank AG will pay you a monthly coupon. In exchange for receiving the Coupon Payments, you are accepting the risk of receiving shares of the Reference Underlying at maturity that are worth less than your initial investment and the credit risk of the Issuer for all payments under the Notes.

❑

Downside Exposure with Contingent Repayment of Your Initial investment at Maturity: If the Closing Price of the Reference Underlying on the Final Valuation Date is not below the specified Conversion Price, Deutsche Bank AG will pay you the Face Amount per Note at maturity, and you will not participate in any appreciation or decline in the value of the applicable Reference Underlying. If the Closing Price of the Reference Underlying on the Final Valuation Date is below the Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount per Note at maturity, which is expected to be worth less than your initial investment and may have no value at all. The contingent repayment of your initial investment only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of your initial investment at maturity, is subject to the creditworthiness of the Issuer.

Key Dates

Trade Date	March 9, 2012

Settlement Date	March 14, 2012

Final Valuation Date[1]	September 10, 2012

Maturity Date[1,2]	September 14, 2012

[1]	See page 3 for additional details.
[2]	184 days from the Settlement Date.

NOTICE TO INVESTORS: THE NOTES ARE SIGNIFICANTLY RISKIER THAN CONVENTIONAL DEBT INSTRUMENTS. THE ISSUER IS NOT NECESSARILY OBLIGATED TO REPAY THE FULL INITIAL INVESTMENT IN THE NOTES AT MATURITY, AND THE NOTES CAN HAVE THE FULL DOWNSIDE MARKET RISK OF THE REFERENCE UNDERLYING. THIS MARKET RISK IS IN ADDITION TO THE CREDIT RISK INHERENT IN PURCHASING AN OBLIGATION OF DEUTSCHE BANK AG. YOU SHOULD NOT PURCHASE THE NOTES IF YOU DO NOT UNDERSTAND OR ARE NOT COMFORTABLE WITH THE SIGNIFICANT RISKS INVOLVED IN INVESTING IN THE NOTES. THE NOTES WILL NOT BE LISTED ON ANY SECURITIES EXCHANGE.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER “KEY RISKS” BEGINNING ON PAGE 5 OF THIS PRICING SUPPLEMENT AND UNDER “RISK FACTORS” BEGINNING ON PAGE 8 OF THE ACCOMPANYING PRODUCT SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT IN THE NOTES.

Note Offerings

We are offering five separate Airbag Yield Optimization Notes (each, a “Note“). Each Note is linked to the common stock of a different company, and each has a different Coupon Rate, Initial Price and Conversion Price. The performance of each Note will not depend on the performance of any other Note. The Notes will be issued in minimum denominations equal to $1,000 and integral multiples of $1,000.

Reference Underlyings	Ticker	Relevant Exchange	Coupon Rate Per Annum	Coupon Payable Over the Term of the Notes	Initial Price of a Share of the Reference Underlying	Conversion Price	CUSIP/ISIN
Common stock of Genworth Financial, Inc.	GNW	New York Stock Exchange	9.21% per annum	4.605%	$8.90	$6.23, equal to 70% of the Initial Price	25154V789/ US25154V7890
Common stock of NVIDIA Corporation	NVDA	NASDAQ Global Select Market	11.23% per annum	5.615%	$14.82	$12.60, equal to 85% of the Initial Price	25154V771/ US25154V7718
Common stock of McDermott International, Inc.	MDR	New York Stock Exchange	10.90% per annum	5.45%	$14.21	$11.37, equal to 80% of the Initial Price	25154V748/ US25154V7486
Common stock of Kinross Gold Corporation	KGC	New York Stock Exchange	9.69% per annum	4.845%	$11.06	$9.40, equal to 85% of the Initial Price	25154V755/ US25154V7551
Common stock of Baker Hughes Incorporated	BHI	New York Stock Exchange	9.79% per annum	4.895%	$48.79	$41.47, equal to 85% of the Initial Price	25154V763/ US25154V7635

See “Additional Terms Specific to the Notes” in this pricing supplement. The Notes will have the terms specified in product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part, the prospectus dated September 29, 2009 and this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these Notes or passed upon the accuracy or the adequacy of this pricing supplement, the accompanying prospectus, the prospectus supplement and product supplement BF. Any representation to the contrary is a criminal offense. The Notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

	Price to Public		Discounts and Commissions(1)		Proceeds to Us
Offering of Notes	Total	Per Note	Total	Per Note	Total	Per Note
For the Notes linked to the common stock of Genworth Financial, Inc.	$4,496,000.00	$1,000.00	$44,960.00	$10.00	$4,451,040.00	$990.00
For the Notes linked to the common stock of NVIDIA Corporation	$2,456,000.00	$1,000.00	$24,560.00	$10.00	$2,431,440.00	$990.00
For the Notes linked to the common stock of McDermott International, Inc.	$5,053,000.00	$1,000.00	$50,530.00	$10.00	$5,002,470.00	$990.00
For the Notes linked to the common stock of Kinross Gold Corporation	$1,045,000.00	$1,000.00	$10,450.00	$10.00	$1,034,550.00	$990.00
For the Notes linked to the common stock of Baker Hughes Incorporated	$5,246,000.00	$1,000.00	$52,460.00	$10.00	$5,193,540.00	$990.00
(1)	For more detailed information about discounts and commissions, please see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

Deutsche Bank Securities Inc. (“DBSI“) is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$18,296,000.00	$2,096.72

UBS Financial Services Inc.	Deutsche Bank Securities

Additional Terms Specific to the Notes

You should read this pricing supplement, together with the product supplement BF dated March 9, 2012, the prospectus supplement dated September 29, 2009 relating to our Series A global notes of which these Notes are a part and the prospectus dated September 29, 2009. You may access these documents on the Securities and Exchange Commission (the “SEC“) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

♦	Product supplement BF dated March 9, 2012:

http://www.sec.gov/Archives/edgar/data/1159508/000119312512105912/d315754d424b21.pdf

♦	Prospectus supplement dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000119312509200021/d424b31.pdf

♦	Prospectus dated September 29, 2009:

http://www.sec.gov/Archives/edgar/data/1159508/000095012309047023/f03158be424b2xpdfy.pdf

Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offerings to which this pricing supplement relates. Before you invest in the Notes offered hereby, you should read these documents and any other documents relating to these offerings that Deutsche Bank AG has filed with the SEC for more complete information about Deutsche Bank AG and these offerings. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001159508. Alternatively, Deutsche Bank AG, any agent or any dealer participating in these offerings will arrange to send you the prospectus, prospectus supplement, product supplement and this pricing supplement if you so request by calling toll-free 1-800-311-4409.

References to “Deutsche Bank AG,” “we,” “our” and “us” refer to Deutsche Bank AG, including, as the context requires, acting through one of its branches. In this pricing supplement, “Notes” refers to the Airbag Yield Optimization Notes that are offered hereby, unless the context otherwise requires. This pricing supplement, together with the documents listed above, contains the terms of the Notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” in this pricing supplement and “Risk Factors” in the accompanying product supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before deciding to invest in the Notes.

All references to “Conversion Price,” “Share Adjustment Factor,” “Final Price,” “Initial Price” and “Closing Price” in this pricing supplement shall be deemed to refer to “Conversion Level,” “Adjustment Factor,” “Final Level,” “Initial Level,” and “Closing Level,” respectively, as used in the accompanying product supplement.

Investor Suitability

The suitability considerations identified below are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review “Key Risks” on page 5 of this pricing supplement and “Risk Factors” on page 8 of the accompanying product supplement.

The Notes may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦

You can tolerate a loss of all or a substantial portion of your initial investment and are willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦

You believe the Final Price of the Reference Underlying is not likely to be below the Conversion Price and, if it is, you can tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You understand and accept that you will not participate in any appreciation in the price of the Reference Underlying and that your return at maturity is limited to the Coupon Payments.

♦	You are willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦	You are willing to invest in the Notes based on the Coupon Rate set forth on the cover of this pricing supplement.

♦	You are willing and able to hold the Notes to maturity, a term of approximately 6 months, and accept that there may be little or no secondary market for the Notes.

♦

You are willing to accept the credit risk associated with Deutsche Bank AG, as Issuer of the Notes, and understand that if Deutsche Bank AG defaults on its obligations you may not receive any amounts due to you, including any repayment of your initial investment at maturity.

The Notes may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦	You require an investment designed to provide a full return of your initial investment at maturity.

♦	You are not willing to make an investment that may have the full downside market risk of an investment in the Reference Underlying.

♦	You believe the Final Price of the Reference Underlying is likely to be below the Conversion Price, which could result in a total loss of your initial investment.

♦	You cannot tolerate receiving shares of the Reference Underlying at maturity that are worth less than your initial investment or may have no value at all.

♦	You seek an investment that participates in the full appreciation in the price of the Reference Underlying or that has unlimited return potential.

♦	You are not willing to accept the risks of owning equities in general and the Reference Underlying in particular.

♦	You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Reference Underlying.

♦	You are not willing to invest in the Notes based on the Coupon Rate set forth on the cover of this pricing supplement.

♦	You are unable or unwilling to hold the Notes to maturity, a term of approximately 6 months, and seek an investment for which there will be an active secondary market.

♦

You are not willing or are unable to assume the credit risk associated with Deutsche Bank AG, as Issuer of the Notes for all payments on the Notes, including any repayment of your initial investment at maturity.

Final Terms

Issuer	Deutsche Bank AG, London Branch

Issue Price	100% of the Face Amount per Note

Face Amount per Note	$1,000 per Note

Term	6 months

Trade Date	March 9, 2012

Settlement Date	March 14, 2012

Final Valuation Date[1]	September 10, 2012

Maturity Date[2]	September 14, 2012

Reference Underlyings

Common stock of Genworth Financial, Inc. (Ticker: GNW)

Common stock of NVIDIA Corporation (Ticker: NVDA)

Common stock of McDermott International, Inc. (Ticker: MDR)

Common stock of Kinross Gold Corporation (Ticker: KGC)

Common stock of Baker Hughes Incorporated (Ticker: BHI)

Coupon Payments

Coupons paid monthly in arrears on an unadjusted basis on the Coupon Payment Dates in six equal installments based on the Coupon Rate per annum (as set forth below), regardless of the performance of the relevant Reference Underlying.

	Reference Underlying:	Coupon Rate per annum:
	Genworth Financial, Inc.	9.21% per annum

	NVIDIA Corporation	11.23% per annum

	McDermott International, Inc.	10.90% per annum

	Kinross Gold Corporation	9.69% per annum

	Baker Hughes Incorporated	9.79% per annum

Coupon Payment Dates	Coupons will be paid monthly in arrears in six equal installments on the coupon payment dates listed below:
April 16, 2012
May 14, 2012
June 14, 2012
July 16, 2012
August 14, 2012
September 14, 2012

Installments

For the Notes linked to the common stock of Genworth Financial, Inc., each installment will equal 0.7675% of the Face Amount, or $7.6750 per Note.

For the Notes linked to the common stock of NVIDIA Corporation, each installment will equal 0.93583% of the Face Amount, or $9.3583 per Note.

For the Notes linked to the common stock of McDermott International, Inc., each installment will equal 0.90833% of the Face Amount, or $9.0833 per Note.

For the Notes linked to the common stock of Kinross Gold Corporation, each installment will equal 0.8075% of the Face Amount, or $8.0750 per Note.

For the Notes linked to the common stock of Baker Hughes Incorporated, each installment will equal 0.81583% of the Face Amount, or $8.1583 per Note.

Payment at Maturity (per Note) [3]

If the Final Price of the relevant Reference Underlying is greater than or equal to the applicable Conversion Price, Deutsche Bank AG will pay you a cash payment on the Maturity Date (in addition to the final Coupon Payment) equal to the Face Amount per Note.

If the Final Price of the relevant Reference Underlying is less than the applicable Conversion Price, Deutsche Bank AG will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount per Note (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

Under these circumstances, the shares of the relevant Reference Underlying delivered as the Share Delivery Amount at maturity are expected to be worth less than your initial investment or may have no value at all.

Initial Price

For the Notes linked to the common stock of Genworth Financial, Inc., $8.90.

For the Notes linked to the common stock of NVIDIA Corporation, $14.82.

For the Notes linked to the common stock of McDermott International, Inc., $14.21.

For the Notes linked to the common stock of Kinross Gold Corporation, $11.06.

For the Notes linked to the common stock of Baker Hughes Incorporated, $48.79.

Final Price	The Closing Price of the relevant Reference Underlying on the Final Valuation Date

Conversion Price

For the Notes linked to the common stock of Genworth Financial, Inc., $6.23, equal to 70% of the Initial Price.

For the Notes linked to the common stock of NVIDIA Corporation, $12.60, equal to 85% of the Initial Price.

For the Notes linked to the common stock of McDermott International, Inc., $11.37, equal to 80% of the Initial Price.

For the Notes linked to the common stock of Kinross Gold Corporation, $9.40, equal to 85% of the Initial Price.

For the Notes linked to the common stock of Baker Hughes Incorporated, $41.47, equal to 85% of the Initial Price.

Share Delivery Amount[3]

For the Notes linked to the common stock of Genworth Financial, Inc., 160.5136 shares per Note.

For the Notes linked to the common stock of NVIDIA Corporation, 79.3651 shares per Note.

For the Notes linked to the common stock of McDermott International, Inc., 87.9507 shares per Note.

For the Notes linked to the common stock of Kinross Gold Corporation, 106.3830 shares per Note.

For the Notes linked to the common stock of Baker Hughes Incorporated, 24.1138 shares per Note.

Each of which is the number of shares of the applicable Reference Underlying equal to (1) the Face Amount per Note divided by (2) the Conversion Price, and each of which is subject to adjustments in the case of certain corporate events as described in the accompanying product supplement.

Closing Price

On any scheduled trading day, the last reported sale price of the relevant Reference Underlying on the relevant exchange, as determined by the calculation agent multiplied by the relevant Share Adjustment Factor.

Share Adjustment Factor

Initially 1.0 for each Reference Underlying, subject to adjustment for certain actions affecting each Reference Underlying. See “Description of Securities — Anti-dilution Adjustments for Common Stock” in the accompanying product supplement.

INVESTING IN THE NOTES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF YOUR INITIAL INVESTMENT. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR INITIAL INVESTMENT OR MAY HAVE NO VALUE AT ALL. ANY PAYMENT ON THE NOTES, INCLUDING ANY REPAYMENT OF YOUR INITIAL INVESTMENT AT MATURITY, IS SUBJECT TO THE CREDITWORTHINESS OF THE ISSUER.

[1]	Subject to postponement as described under “Description of Securities — Adjustments to Valuation Dates and Payment Dates” in the accompanying product supplement.
[2]	In the event the Final Valuation Date is postponed, the Maturity Date will be the fourth business day after the Final Valuation Date as postponed.
[3]

If you receive the Share Delivery Amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Underlying on the Final Valuation Date.

Investment Timeline

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to an investment in each Note offered hereby are summarized below, and we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes offered hereby.

♦

YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS OF YOUR INITIAL INVESTMENT — The Notes differ from ordinary debt securities in that Deutsche Bank AG will not necessarily pay the full initial investment of the Notes at maturity. We will only pay you the Face Amount of your Notes in cash if the Final Price of the Reference Underlying is greater than or equal to the Conversion Price and only at maturity. If the Final Price of the Reference Underlying is below the Conversion Price, we will deliver to you a number of shares of the applicable Reference Underlying equal to the Share Delivery Amount for each Note that you own instead of the Face Amount in cash. Therefore, if the Final Price of an applicable Reference Underlying is below the Conversion Price, you will be exposed on a leveraged basis to any such decline below the Conversion Price. For example, if the Conversion Price is 80% of the Initial Price and the Final Price is less than the Conversion Price, you will lose 1.25% of your $1,000 Face Amount per Note at maturity for each additional 1.00% that the Final Price is less than the Conversion Price. If you receive shares of the Reference Underlying at maturity, the value of those shares is expected to be less than the initial investment of the Notes or may have no value at all.

♦

YOU SHOULD NOT EXPECT TO PARTICIPATE IN ANY APPRECIATION IN THE PRICE OF THE REFERENCE UNDERLYING — You will not participate in any appreciation in the price of the Reference Underlying, and you will receive only the Face Amount per Note (excluding any Coupon Payment) if the Final Price is greater than the Initial Price. If the Final Price is less than the Conversion Price, we will deliver to you shares of the Reference Underlying at Maturity which is expected to be less than the Face Amount as of the Maturity Date. Therefore, your return on the Notes as of the Maturity Date is expected to be limited to the coupons paid and may be less than your return would be on a direct investment in the Reference Underlying.

♦

CONTINGENT REPAYMENT OF YOUR INITIAL INVESTMENT APPLIES ONLY IF YOU HOLD THE NOTES TO MATURITY — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Reference Underlying is above the Conversion Price.

♦

HIGHER COUPON RATES ARE GENERALLY ASSOCIATED WITH A GREATER RISK OF LOSS — Greater expected volatility with respect to the Reference Underlying reflects a higher expectation as of the Trade Date that the price of such Reference Underlying could close below the Conversion Price on the Final Valuation Date of the Notes. This greater expected risk will generally be reflected in a higher Coupon Rate for the Notes. However, while the Coupon Rate is set on the Trade Date, the Reference Underlying’s volatility can change significantly over the term of the Notes. The price of the Reference Underlying could fall sharply, which could result in a significant loss of your initial investment.

♦

RISKS RELATING TO THE CREDIT OF THE ISSUER — The Notes are unsubordinated and unsecured obligations of the Issuer, Deutsche Bank AG, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including Coupon Payments and any repayment of your initial investment provided at maturity, depends on the ability of Deutsche Bank AG to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Deutsche Bank AG will affect the value of the Notes, and in the event Deutsche Bank AG were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦

PAST PERFORMANCE OF THE REFERENCE UNDERLYING IS NO GUIDE TO FUTURE PERFORMANCE — The actual performance of the Reference Underlying may bear little relation to the historical prices of the relevant Reference Underlying, and may bear little relation to the hypothetical return examples set forth elsewhere in this pricing supplement. We cannot predict the future performance of the Reference Underlying.

♦

INVESTING IN THE NOTES IS NOT THE SAME AS INVESTING IN THE REFERENCE UNDERLYING — The return on your Notes may not reflect the return you would realize if you directly invested in the Reference Underlying. For instance, you will not receive or be entitled to receive any dividend payments or other distributions or other rights that holders of the Reference Underlying would have.

♦

SINGLE STOCK RISK — Each Note is linked to the common stock of a single Reference Underlying. The price of a Reference Underlying can rise or fall sharply due to factors specific to that Reference Underlying and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically by the Reference Underlying Issuer with the SEC.

♦

IF THE PRICE OF THE REFERENCE UNDERLYING CHANGES, THE VALUE OF YOUR NOTES MAY NOT CHANGE IN THE SAME MANNER — Your Notes may trade quite differently from the Reference Underlying. Changes in the market price of the Reference Underlying may not result in a comparable change in the value of your Notes.

♦

THE ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make adjustments to the relevant Share Adjustment Factor, the Share Delivery Amount and the Payment at Maturity in the case of certain corporate events. The calculation agent is not required, however, to make such adjustments in response to all events that could affect the relevant Reference Underlying. If an event occurs that does not require the calculation agent to make an adjustment, the value of the Notes may be materially and adversely affected.

♦

IN SOME CIRCUMSTANCES, YOU MAY RECEIVE THE COMMON STOCK OF ANOTHER COMPANY AND NOT THE REFERENCE UNDERLYING AT MATURITY — Following certain corporate events relating to the respective issuer of the Reference Underlying where such issuer is not the surviving entity, you may receive the common stock of a successor to the respective issuers of the Reference Underlyings (each, a “Reference Underlying Issuer“) or any cash or any other assets distributed to holders of the Reference Underlying in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “Description of Notes — Anti-Dilution

Adjustments for Common Stock” in the accompanying product supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash from Deutsche Bank AG equal to the Face Amount per Note unless the Final Price of the Reference Underlying is less than the Conversion Price.

♦

THERE IS NO AFFILIATION BETWEEN THE REFERENCE UNDERLYING ISSUERS AND US, AND WE ARE NOT RESPONSIBLE FOR ANY DISCLOSURE BY SUCH ISSUER — We are not affiliated with the Reference Underlying Issuers. However, we and our affiliates may currently or from time to time in the future engage in business with the Reference Underlying Issuers. Nevertheless, neither we nor our affiliates assume any responsibility for the accuracy or the completeness of any information about the Reference Underlying and the Reference Underlying Issuers. You, as an investor in the Notes, should make your own investigation into the Reference Underlying and the Reference Underlying Issuer. None of the Reference Underlying Issuers is involved in the Notes offered hereby in any way and none of them has any obligation of any sort with respect to your Notes. None of the Reference Underlying Issuers has any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your Notes.

♦

THE NOTES HAVE CERTAIN BUILT-IN COSTS — While the Payment at Maturity described in this pricing supplement is based on your entire initial investment, the original Issue Price of the Notes includes the agents’ commission and the estimated cost of hedging our obligations under the Notes through one or more of our affiliates. Such cost includes our or our affiliates’ expected cost of providing such hedge, as well as the profit we or our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. As a result, the price, if any, at which Deutsche Bank AG or its affiliates would be willing to purchase Notes from you prior to maturity in secondary market transactions, if at all, will likely be lower than the original Issue Price, and any sale prior to the Maturity Date could result in a significant loss to you. The Notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your Notes to maturity.

♦

THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES — The Notes will not be listed on any securities exchange. Deutsche Bank AG or its affiliates may offer to purchase the Notes in the secondary market but are not required to do so and may cease such market-making activities at any time. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell your Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Deutsche Bank AG or its affiliates may be willing to buy the Notes.

♦

MANY ECONOMIC AND MARKET FACTORS WILL IMPACT THE VALUE OF THE NOTES — We expect that, generally, the stock price of the Reference Underlying, volatility of the Reference Underlying, factors specific to the issuer of the Reference Underlying, such as earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, will affect the value of the Notes more than any other single factor. However, the value of the Notes will be affected by a number of other factors that may either offset or magnify each other, including:

♦	the time remaining to maturity of the Notes;

♦	the market price and dividend rates of the Reference Underlying and the stock market generally;

♦	interest rates and yields in the market generally and in the markets of the Reference Underlying;

♦	a variety of economic, financial, political, regulatory or judicial events;

♦	supply and demand for the Notes; and

♦	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

♦

TRADING AND OTHER TRANSACTIONS BY US OR OUR AFFILIATES, OR UBS AG OR ITS AFFILIATES, IN THE EQUITY AND EQUITY DERIVATIVE MARKETS MAY IMPAIR THE VALUE OF THE NOTES — We or one or more of our affiliates may hedge our exposure from the Notes by entering into equity and equity derivative transactions, such as over-the-counter options or exchange-traded instruments. Such trading and hedging activities may affect the Reference Underlying and make it less likely that you will receive a return on your investment in the Notes. It is possible that we or our affiliates could receive substantial returns from these hedging activities while the value of the Notes declines. We or our affiliates, or UBS AG or its affiliates, may also engage in trading in instruments linked to the Reference Underlying on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. We or our affiliates, or UBS AG or its affiliates, may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to the Reference Underlying. By introducing competing products into the marketplace in this manner, we or our affiliates, or UBS AG or its affiliates, could adversely affect the value of the Notes. Any of the foregoing activities described in this paragraph may reflect trading strategies that differ from, or are in direct opposition to, the trading strategy of investing in the Notes.

♦

WE AND OUR AFFILIATES, OR UBS AG AND ITS AFFILIATES, MAY PUBLISH RESEARCH, EXPRESS OPINIONS OR PROVIDE RECOMMENDATIONS THAT ARE INCONSISTENT WITH INVESTING IN OR HOLDING THE NOTES. ANY SUCH RESEARCH, OPINIONS OR RECOMMENDATIONS COULD AFFECT THE FINAL PRICE OF THE REFERENCE UNDERLYING AND THE VALUE OF THE NOTES — We, our affiliates and agents, and UBS AG and its affiliates, publish research from time to time on financial markets and other matters that may influence the value of the Notes, or express opinions or provide recommendations that may be inconsistent with purchasing or holding the Notes. Any research, opinions or recommendations expressed by us, our affiliates or agents, or UBS AG or its affiliates, may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Notes and the Reference Underlying to which the Notes are linked.

♦

POTENTIAL DEUTSCHE BANK AG IMPACT ON PRICE — Trading or transactions by Deutsche Bank AG or its affiliates in the Reference Underlying and/or over-the-counter options, futures or other instruments with returns linked to the performance of the Reference Underlying, may adversely affect the market price of the Reference Underlying and therefore, the value of the Notes.

♦

POTENTIAL CONFLICT OF INTEREST — Deutsche Bank AG and its affiliates may engage in business with the issuer of the Reference Underlying, which may present a conflict between the obligations of Deutsche Bank AG and you, as a holder of the Notes. The calculation agent, an affiliate of Deutsche Bank AG, will determine the Final Price of the Reference Underlying and Payment at

Maturity based on the Closing Price of the Reference Underlying in the market. The calculation agent can postpone the determination of the Final Price of the Reference Underlying or the Maturity Date if a market disruption event occurs on the Final Valuation Date. In addition, the calculation agent retains a degree of discretion about certain adjustments to the Share Adjustment Factor and the Share Delivery Amount upon the occurrence of certain corporate events.

♦

THE U.S. TAX CONSEQUENCES OF AN INVESTMENT IN THE NOTES ARE UNCERTAIN — There is no controlling legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS“). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as Put Options secured by Deposits. If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of ownership and disposition of the Notes could be materially and adversely affected. In addition, as described below under “What Are the Tax Consequences of an Investment in the Notes?”, in 2007 Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Hypothetical Examples

The following table and hypothetical examples below illustrate the Payment at Maturity for a hypothetical range of performance of the Reference Underlying. The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the Reference Underlying relative to its Initial Price. We cannot predict the Final Price of the relevant Reference Underlying. You should not take these examples as an indication or assurance of the expected performance of the relevant Reference Underlying. You should consider carefully whether the Notes are suitable to your investment goals. The numbers in the examples and table below have been rounded for ease of analysis.

The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of Notes based on the following assumptions*:

Term:	6 months
Hypothetical coupon rate per annum**:	9.00% (or $7.50 per month)
Hypothetical total coupon payable**:	4.50% (or $45.00 over the term of the Notes)
Hypothetical Initial Price:	$50.00 per share
Hypothetical Conversion Price:	$40.00 (80.00% of the hypothetical Initial Price)
Hypothetical Share Delivery Amount:	25 shares per Note ($1,000 / Conversion Price of $40.00)
Face Amount:	$1,000 per Note
Dividend yield on the Reference Underlying***:	1.00% of the Initial Price (based on 2.00% per annum)

*	Actual Coupon Rate with respect to the Coupon Payments, Initial Price, Conversion Price and Share Delivery Amount with respect to each Note are set forth in “Final Terms” and on the cover of this pricing supplement.
**	Coupon payments will be paid monthly in arrears during the term of the Notes on an unadjusted basis.
***	Assumed dividend yield to be received by holders of the Reference Underlying during the term of the Notes. The hypothetical dividend yield is used for illustrative purposes only and is not an indication of the dividend history or future dividend payments on the Reference Underlying. Holders of the Notes will not be entitled to any dividend payments made on the Reference Underlying.

Scenario 1: The Final Price of the Reference Underlying is equal to or greater than the hypothetical Conversion Price of $40.00.

Since the Final Price of the Reference Underlying is not less than the hypothetical Conversion Price of $40.00, Deutsche Bank AG will pay you at maturity a cash payment equal to the Face Amount of the Notes. This investment would outperform an investment in the Reference Underlying if the price appreciation of the Reference Underlying (plus dividends, if any) is less than 4.50% at maturity (based on a Coupon Rate of 9.00% per annum for 6 months).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $50.00 (no change in the price of the Reference Underlying):

Payment at Maturity:	$1,000.00
Coupons:	$45.00	($7.50 × 6 = $45.00)
Total:	$1,045.00
Total return on the Notes:	4.50%

In this example, the total return on the Notes is 4.50% while the total return on the Reference Underlying would be 1.00% if you invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $65.00 (an increase of 30.00%):

Payment at Maturity:	$1,000.00
Coupons:	$45.00	($7.50 × 6 = $45.00)
Total:	$1,045.00
Total return on the Notes:	4.50%

In this example, the total return on the Notes is 4.50%, which is less than the total return of 31.00% you would have received if you had invested in the Reference Underlying directly (including dividends).

If the Closing Price of the Reference Underlying on the Final Valuation Date is $45.00 (a decline of 10.00%):

Payment at Maturity:	$1,000.00
Coupons:	$45.00	($7.50 × 6 = $45.00)
Total:	$1,045.00
Total return on the Notes:	4.50%

In this example, the total return on the Notes is 4.50% while the total return on the Reference Underlying would be a loss of 9.00% if you invested in the Reference Underlying directly (including dividends).

Scenario 2: The Final Price of the Reference Underlying is less than the hypothetical Conversion Price of $40.00.

Since the Final Price of the Reference Underlying is less than the hypothetical Conversion Price of $40.00, Deutsche Bank AG will deliver to you at maturity a number of shares of the Reference Underlying equal to the Share Delivery Amount for every $1,000 Face Amount of Notes you hold and will pay cash at the closing price of the Reference Underlying on the Final Valuation Date for any fractional shares included in the Share Delivery Amount. The value of shares received at maturity and the total return on the Notes at that time depends on the Closing Price of the Reference Underlying on the Maturity Date, and could result in a loss of some or all of your initial investment.

If the Closing Price of the Reference Underlying on the Maturity Date is $25.00 (a decline of 50.00%):

Value on the Maturity Date of shares of the Reference Underlying received:	$625.00	(25 shares × $25.00)
Coupons:	$45.00	($7.50 × 6 = $45.00)
Total:	$670.00
Total return on the Notes:	-33.00%

In this example, the total return on the Notes is a loss of 33.00% while the total return on the Reference Underlying would be a loss of 49.00% if you invested in the Reference Underlying directly (including dividends).

Reference Underlying		The Hypothetical Final Price Is Greater Than or Equal to the Hypothetical Conversion Price		The Hypothetical Final Price Is Less Than the Hypothetical Conversion Price
Hypothetical Final Price	Stock Price Return	Total Payment at Maturity + Coupon Payments(1)	Total Return on the Notes at Maturity(2)	Value of the Share Delivery Amount(3)	Value of Share Delivered at Maturity + Coupon Payments(4)	Total Return on the Notes at Maturity(2)
$75.00	50.00%	$1,045.00	4.50%	N/A	N/A	N/A
$72.50	45.00%	$1,045.00	4.50%	N/A	N/A	N/A
$70.00	40.00%	$1,045.00	4.50%	N/A	N/A	N/A
$67.50	35.00%	$1,045.00	4.50%	N/A	N/A	N/A
$65.00	30.00%	$1,045.00	4.50%	N/A	N/A	N/A
$62.50	25.00%	$1,045.00	4.50%	N/A	N/A	N/A
$60.00	20.00%	$1,045.00	4.50%	N/A	N/A	N/A
$57.50	15.00%	$1,045.00	4.50%	N/A	N/A	N/A
$55.00	10.00%	$1,045.00	4.50%	N/A	N/A	N/A
$52.50	5.00%	$1,045.00	4.50%	N/A	N/A	N/A
$50.00	0.00%	$1,045.00	4.50%	N/A	N/A	N/A
$47.50	-5.00%	$1,045.00	4.50%	N/A	N/A	N/A
$45.00	-10.00%	$1,045.00	4.50%	N/A	N/A	N/A
$42.50	-15.00%	$1,045.00	4.50%	N/A	N/A	N/A
$40.00	-20.00%	$1,045.00	4.50%	N/A	N/A	N/A
$37.50	-25.00%	N/A	N/A	$937.50	$982.50	-1.75%
$35.00	-30.00%	N/A	N/A	$875.00	$920.00	-8.00%
$32.50	-35.00%	N/A	N/A	$812.50	$857.50	-14.25%
$30.00	-40.00%	N/A	N/A	$750.00	$795.00	-20.50%
$27.50	-45.00%	N/A	N/A	$687.50	$732.50	-26.75%
$25.00	-50.00%	N/A	N/A	$625.00	$670.00	-33.00%
$20.00	-60.00%	N/A	N/A	$500.00	$545.00	-45.50%
$15.00	-70.00%	N/A	N/A	$375.00	$420.00	-58.00%
$10.00	-80.00%	N/A	N/A	$250.00	$295.00	-70.50%
$5.00	-90.00%	N/A	N/A	$125.00	$170.00	-83.00%
$0.00	-100.00%	N/A	N/A	$0.00	$45.00	-95.50%

(1)	Payment consists of the Face Amount plus hypothetical Coupon Payments of 9.00% per annum (or 4.50% over the term of the Notes).
(2)	The total return on the Notes at maturity includes hypothetical Coupon Payments of 9.00% per annum (or 4.50% over the term of the Notes).
(3)

The value of the Share Delivery Amount consists of the shares included in the Share Delivery Amount multiplied by the closing price of the Reference Underlying on the Maturity Date. If you receive the Share Delivery Amount at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to that fraction multiplied by the closing price of the Reference Underlying on the Final Valuation Date. For purposes of this hypothetical return table, the Closing Price of one share of the Reference Underlying on the Maturity Date is deemed to be the same as the Hypothetical Final Price as of the Final Valuation Date.

(4)

The actual value of the payment consists of the market value of a number of shares of the Reference Underlying equal to the Share Delivery Amount, valued and delivered as of the Maturity Date with fractional shares paid in cash at the Final Price, plus the Coupon Payments received during the term of the Notes.

Information about the Reference Underlyings

All disclosures contained in this pricing supplement regarding each Reference Underlying are derived from publicly available information. Neither Deutsche Bank AG nor any of its affiliates assumes any responsibilities for the adequacy or accuracy of information about any Reference Underlying contained in this pricing supplement. You should make your own investigation into each Reference Underlying.

Included on the following pages is a brief description of each Reference Underlying Issuer. We obtained the closing price information set forth below from Bloomberg, and we have not participated in the preparation of, or verified, such information. You should not take the historical prices of the Reference Underlyings as an indication of future performance. Each of the Reference Underlyings is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the Reference Underlying Issuers with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the Reference Underlying Issuers under the Exchange Act can be located by reference to its SEC file number provided below.

In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

Genworth Financial, Inc.

According to publicly available information, Genworth Financial, Inc. offers insurance, wealth management, investment and financial solutions. Information filed by Genworth Financial, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-32195, or its CIK Code: 001276520. The common stock of Genworth Financial, Inc. is traded on the New York Stock Exchange under the symbol “GNW.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Genworth Financial, Inc., based on daily closing prices for Genworth Financial, Inc., as reported by Bloomberg. Genworth Financial, Inc.’s closing price on March 9, 2012 was $8.90.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$37.00	$33.79	$34.94
4/1/2007	6/30/2007	$36.51	$34.40	$34.40
7/1/2007	9/30/2007	$35.01	$27.18	$30.73
10/1/2007	12/31/2007	$31.77	$23.33	$25.45
1/1/2008	3/31/2008	$24.82	$20.59	$22.64
4/1/2008	6/30/2008	$24.34	$17.77	$17.81
7/1/2008	9/30/2008	$17.71	$5.00	$8.61
10/1/2008	12/31/2008	$7.60	$0.90	$2.83
1/1/2009	3/31/2009	$3.17	$0.84	$1.90
4/1/2009	6/30/2009	$7.10	$1.96	$6.99
7/1/2009	9/30/2009	$13.34	$5.32	$11.95
10/1/2009	12/31/2009	$12.12	$8.69	$11.35
1/1/2010	3/31/2010	$18.45	$11.35	$18.34
4/1/2010	6/30/2010	$18.96	$12.66	$13.07
7/1/2010	9/30/2010	$15.79	$10.59	$12.22
10/1/2010	12/31/2010	$13.51	$11.29	$13.14
1/1/2011	3/31/2011	$14.31	$12.42	$13.46
4/1/2011	6/30/2011	$13.54	$9.89	$10.28
7/1/2011	9/30/2011	$10.68	$4.92	$5.74
10/1/2011	12/30/2011	$7.19	$5.13	$6.55
1/1/2012	3/9/2012*	$9.54	$6.75	$8.90

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through March 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Genworth Financial, Inc.’s common stock from March 9, 2007 through March 9, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Conversion Price of $6.23, equal to 70% of $8.90, which was the closing price of Genworth Financial, Inc.’s common stock on March 9, 2012.

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation is a provider of visual computing technologies and the inventor of the graphics processing unit (GPU). Information filed by NVIDIA Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 000-23985, or its CIK Code: 0001045810. The common stock of NVIDIA Corporation is traded on the NASDAQ Global Select Market under the symbol “NVDA.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of NVIDIA Corporation, based on daily closing prices for NVIDIA Corporation, as reported by Bloomberg. NVIDIA Corporation’s closing price on March 9, 2012 was $14.82.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$24.05	$18.90	$19.19
4/1/2007	6/30/2007	$29.08	$19.05	$27.54
7/1/2007	9/30/2007	$37.77	$28.36	$36.24
10/1/2007	12/31/2007	$39.54	$29.52	$34.02
1/1/2008	3/31/2008	$32.75	$17.66	$19.79
4/1/2008	6/30/2008	$24.85	$17.91	$18.72
7/1/2008	9/30/2008	$14.08	$9.29	$10.71
10/1/2008	12/31/2008	$9.32	$5.90	$8.07
1/1/2009	3/31/2009	$10.58	$7.21	$9.86
4/1/2009	6/30/2009	$12.30	$8.40	$11.29
7/1/2009	9/30/2009	$16.47	$10.09	$15.03
10/1/2009	12/31/2009	$18.68	$11.96	$18.68
1/1/2010	3/31/2010	$18.88	$15.39	$17.38
4/1/2010	6/30/2010	$18.01	$10.21	$10.21
7/1/2010	9/30/2010	$12.28	$8.88	$11.68
10/1/2010	12/31/2010	$15.40	$10.70	$15.40
1/1/2011	3/31/2011	$25.69	$15.77	$18.46
4/1/2011	6/30/2011	$20.50	$15.41	$15.94
7/1/2011	9/30/2011	$16.15	$11.73	$12.50
10/1/2011	12/30/2011	$15.82	$11.81	$13.86
1/1/2012	3/9/2012*	$16.45	$13.52	$14.82

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through March 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of NVIDIA Corporation’s common stock from March 9, 2007 through March 9, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Conversion Price of $12.60, equal to 85% of $14.82, which was the closing price of NVIDIA Corporation’s common stock on March 9, 2012.

McDermott International, Inc.

According to publicly available information, McDermott International, Inc. is an engineering, procurement, construction and installation company focused on designing and executing complex offshore oil and gas projects worldwide. Information filed by McDermott International, Inc. with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-08430, or its CIK Code: 0000708819. The common stock of McDermott International, Inc. is traded on the New York Stock Exchange under the symbol “MDR.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of McDermott International, Inc., based on daily closing prices for McDermott International, Inc., as reported by Bloomberg. McDermott International, Inc.’s closing price on March 9, 2012 was $14.21.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$13.47	$11.60	$12.64
4/1/2007	6/30/2007	$22.14	$12.42	$21.45
7/1/2007	9/30/2007	$28.93	$18.84	$27.91
10/1/2007	12/31/2007	$31.90	$24.22	$30.47
1/1/2008	3/31/2008	$32.06	$21.81	$28.30
4/1/2008	6/30/2008	$34.23	$26.80	$31.95
7/1/2008	9/30/2008	$30.16	$10.75	$13.19
10/1/2008	12/31/2008	$10.76	$3.16	$5.10
1/1/2009	3/31/2009	$7.69	$5.09	$6.91
4/1/2009	6/30/2009	$12.41	$7.54	$10.48
7/1/2009	9/30/2009	$14.18	$8.59	$13.04
10/1/2009	12/31/2009	$13.46	$10.66	$12.39
1/1/2010	3/31/2010	$13.90	$11.36	$13.90
4/1/2010	6/30/2010	$14.86	$10.57	$11.18
7/1/2010	9/30/2010	$14.92	$11.29	$14.78
10/1/2010	12/31/2010	$20.69	$14.30	$20.69
1/1/2011	3/31/2011	$25.64	$19.42	$25.39
4/1/2011	6/30/2011	$25.73	$17.94	$19.81
7/1/2011	9/30/2011	$21.51	$10.76	$10.76
10/1/2011	12/30/2011	$14.78	$9.84	$11.51
1/1/2012	3/9/2012*	$14.86	$11.42	$14.21

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through March 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of McDermott International, Inc.’s common stock from March 9, 2007 through March 9, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Conversion Price of $11.37, equal to 80% of $14.21, which was the closing price of McDermott International, Inc.’s common stock on March 9, 2012.

Kinross Gold Corporation

According to publicly available information, Kinross Gold Corporation is engaged in gold mining and related activities, including exploration and acquisition of gold-bearing properties, the extraction and processing of gold-containing ore, reclamation of gold mining properties and the production and sale of silver. Information filed by Kinross Gold Corporation with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-13382, or its CIK Code: 0000701818. The common stock of Kinross Gold Corporation is traded on the New York Stock Exchange under the symbol “KGC.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Kinross Gold Corporation, based on daily closing prices for Kinross Gold Corporation, as reported by Bloomberg. Kinross Gold Corporation’s closing price on March 9, 2012 was $11.06.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$14.55	$10.84	$13.79
4/1/2007	6/30/2007	$14.78	$11.49	$11.68
7/1/2007	9/30/2007	$15.48	$10.91	$14.98
10/1/2007	12/31/2007	$20.84	$14.72	$18.40
1/1/2008	3/31/2008	$26.84	$20.34	$22.11
4/1/2008	6/30/2008	$25.42	$18.09	$23.61
7/1/2008	9/30/2008	$24.50	$11.90	$16.12
10/1/2008	12/31/2008	$18.57	$7.66	$18.42
1/1/2009	3/31/2009	$19.49	$14.51	$17.87
4/1/2009	6/30/2009	$20.96	$13.79	$18.15
7/1/2009	9/30/2009	$23.19	$17.77	$21.70
10/1/2009	12/31/2009	$23.62	$17.92	$18.40
1/1/2010	3/31/2010	$20.61	$16.26	$17.09
4/1/2010	6/30/2010	$19.23	$16.27	$17.09
7/1/2010	9/30/2010	$19.01	$15.16	$18.79
10/1/2010	12/31/2010	$19.66	$17.14	$18.96
1/1/2011	3/31/2011	$18.72	$14.41	$15.75
4/1/2011	6/30/2011	$16.60	$14.24	$15.80
7/1/2011	9/30/2011	$18.18	$14.36	$14.78
10/1/2011	12/30/2011	$14.89	$11.14	$11.40
1/1/2012	3/9/2012*	$12.85	$10.10	$11.06

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through March 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Kinross Gold Corporation’s common stock from March 9, 2007 through March 9, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Conversion Price of $9.40, equal to 85% of $11.06, which was the closing price of Kinross Gold Corporation’s common stock on March 9, 2012.

Baker Hughes Incorporated

According to publicly available information, Baker Hughes Incorporated supplies oilfield services, products, technology and systems to the worldwide oil and natural gas industry. Information filed by Baker Hughes Incorporated with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-09397, or its CIK Code: 0000808362. The common stock of Baker Hughes Incorporated is traded on the New York Stock Exchange under the symbol “BHI.”

Historical Information

The following table sets forth the quarterly high and low closing prices for the common stock of Baker Hughes Incorporated, based on daily closing prices for Baker Hughes Incorporated, as reported by Bloomberg. Baker Hughes Incorporated’s closing price on March 9, 2012 was $48.79.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/1/2007	3/31/2007	$71.94	$62.74	$66.13
4/1/2007	6/30/2007	$89.36	$66.73	$84.13
7/1/2007	9/30/2007	$92.45	$75.84	$90.37
10/1/2007	12/31/2007	$98.67	$78.23	$81.10
1/1/2008	3/31/2008	$81.34	$63.90	$68.50
4/1/2008	6/30/2008	$89.56	$71.41	$87.34
7/1/2008	9/30/2008	$86.50	$51.13	$60.54
10/1/2008	12/31/2008	$49.33	$26.02	$32.07
1/1/2009	3/31/2009	$38.08	$26.58	$28.55
4/1/2009	6/30/2009	$42.33	$29.22	$36.44
7/1/2009	9/30/2009	$44.01	$33.41	$42.66
10/1/2009	12/31/2009	$47.67	$38.04	$40.48
1/1/2010	3/31/2010	$51.86	$40.48	$46.84
4/1/2010	6/30/2010	$54.18	$35.87	$41.57
7/1/2010	9/30/2010	$50.23	$37.58	$42.60
10/1/2010	12/31/2010	$57.17	$42.82	$57.17
1/1/2011	3/31/2011	$74.16	$54.83	$73.43
4/1/2011	6/30/2011	$78.00	$67.27	$72.56
7/1/2011	9/30/2011	$79.94	$46.15	$46.15
10/1/2011	12/30/2011	$60.89	$44.47	$48.64
1/1/2012	3/9/2012*	$52.40	$47.17	$48.79

*	As of the date of this pricing supplement available information for the first calendar quarter of 2012 includes data for the period through March 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the first calendar quarter of 2012.

The graph below illustrates the performance of Baker Hughes Incorporated’s common stock from March 9, 2007 through March 9, 2012, based on information from Bloomberg, and we have not participated in the preparation of, or verified, such information. The graph shows the Conversion Price of $41.47, equal to 85% of $48.79, which was the closing price of Baker Hughes Incorporated’s common stock on March 9, 2012.

What Are the Tax Consequences of an Investment in the Notes?

Due to the lack of controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the Notes. Our special tax counsel, Davis Polk & Wardwell LLP, believes that it is reasonable to treat a Note for U.S. federal income tax purposes as a put option (the “Put Option“) written by you to us with respect to the relevant Reference Underlying, secured by a cash deposit equal to the Issue Price of the Note (the “Deposit“), which will bear an annual yield based on our cost of borrowing, as shown below. Our special tax counsel has advised, however, that they are unable to conclude that it is more likely than not that this treatment will be upheld, and that alternative treatments are possible that could materially and adversely affect the timing and character of income or loss on your Notes. If this treatment is respected, only a portion of each Coupon Payment will be attributable to interest on the Deposit; the remainder will represent premium attributable to your grant of the Put Option (“Put Premium“), as shown below (on an annual basis):

Reference Underlying	Coupon Rate per Annum	Interest on Deposit per Annum	Put Premium per Annum
Genworth Financial, Inc.	9.21%	0.72%	8.49%
NVIDIA Corporation	11.23%	0.72%	10.51%
McDermott International, Inc.	10.90%	0.72%	10.18%
Kinross Gold Corporation	9.69%	0.72%	8.97%
Baker Hughes Incorporated	9.79%	0.72%	9.07%

Under this treatment, if you purchase the Notes at issuance for their Issue Price, (a) interest on the Deposit will be taxed as ordinary interest income, while the Put Premium will not be taken into account prior to the sale, exchange or maturity of the Notes, (b) if at maturity you receive cash equal to the Face Amount of your Notes and the final Coupon Payment, you will recognize short-term capital gain in an amount equal to the total Put Premium received, and (c) if at maturity you receive shares of the Reference Underlying, you generally will not recognize gain or loss with respect to the Put Premium or the Reference Underlying received; instead the total Put Premium will reduce your aggregate basis in the Reference Underlying.

In 2007, Treasury and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the Notes would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect.

You should review carefully the section of the accompanying product supplement entitled “U.S. Federal Income Tax Consequences.” The preceding discussion, when read in combination with that section, constitutes the full opinion of our special tax counsel regarding the material U.S. federal income tax consequences of owning and disposing of the Notes.

Under current law, the United Kingdom will not impose withholding tax on payments made with respect to the Notes.

For a discussion of certain German tax considerations relating to the Notes, you should refer to the section in the accompanying prospectus supplement entitled “Taxation by Germany of Non-Resident Holders.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest)

UBS Financial Services Inc. and its affiliates, and Deutsche Bank Securities Inc. (“DBSI”), acting as agents for Deutsche Bank AG, will receive or allow as a concession or reallowance to other dealers discounts and commissions of 1.00% of the Face Amount per Note. We have agreed that UBS Financial Services Inc. may sell all or part of the Notes that it purchases from us to its affiliates at the price to the public indicated on the cover of this pricing supplement, minus a concession not to exceed the discounts and commissions indicated on the cover. DBSI, one of the agents for these offerings, is our affiliate. In accordance with Rule 5121 of the Financial Industry Regulatory Authority (FINRA), DBSI may not make sales in these offerings to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Validity of Notes

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Issuer, when the Notes offered by this pricing supplement have been executed and issued by the Issuer and authenticated by the trustee pursuant to the senior indenture, and delivered against payment as contemplated herein, such Notes will be valid and binding obligations of the Issuer, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by German law, Davis Polk & Wardwell LLP has relied, without independent investigation, on the opinion of Group Legal Services of Deutsche Bank AG, dated as of December 30, 2011, filed as an exhibit to our opinion, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Group Legal Services of Deutsche Bank AG. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the senior indenture and its authentication of the Notes and the validity, binding nature and enforceability of the senior indenture with respect to the trustee, all as stated in the letter of such counsel dated December 30, 2011, which has been filed on Form 6-K by the Issuer on December 30, 2011.